Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 28, 2003, accompanying the consolidated financial statements and schedules of Countrywide Financial Corporation and Subsidiaries appearing in the 2002 Annual Report of the Company on Form 10-K for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement on Form S-8 (the “Registration Statement”). We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Los Angeles, California February 13, 2004